UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 17, 2011

BIOSTAR PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-34708	20-8747899
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

No. 588 Shiji Avenue
Xiangyang City, Shaanxi Province
People’s Republic of China 712046
(Address of Principal Executive Office) (Zip Code)

86-029-33686638
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information

Item 2.02  Results of Operations and Financial Condition

The registrant hereby incorporates by reference the disclosure made in Item 7.01 below.

Section 7 – Regulation FD

Item 7.01  Regulation FD Disclosure.

Biostar Pharmaceuticals, Inc. (the “Company’) is furnishing the slides that accompany the Company’s investor presentation in this Current Report on Form 8-K, pursuant to this Item 7.01, as Exhibit 99.1, and which are incorporated herein by reference.  The presentation is made in connection with a presentation, which the Company will host on Friday, February 18, 2011 at 10:30 AM EST via generally accessible teleconference, and Web-based presentation, as set forth in the Company’s press release as of the date hereof which is also filed as an exhibit herewith.  The foregoing presentation includes certain preliminary unaudited 2010 year-end information, including, among others, the Company’s guidance on its F/Y/E 2010 revenue and net income. Readers are cautioned that such information is preliminary, has not been audited and is subject to further analysis and independent audit. The actual audited financial information as of December 31, 2010 may vary materially from the guidance provided herein.

Without limiting the generality of the foregoing, the text of the slide from the slide presentation entitled “Forward Looking Statements” is incorporated by reference into this Item 7.01. This information is not deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), or otherwise subject to the liabilities of that section, and such information is not incorporated by reference into any registration statements or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, regardless of the general incorporation language contained in such filing, except as shall be expressly set forth by specific reference to this filing.

Section 9 – Exhibits

            Item 9.01  Exhibits

99.1	Slide presentation (furnished pursuant to Item 7.01 hereof).
99.2	Press release.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Biostar Pharmaceuticals, Inc.

Date: February 17, 2011	By:	/s/ Deyin Chen
Deyin Chen Chief Financial Officer